EXHIBIT 99.1

Gladstone Commercial Corporation Reports Results for its Second Quarter Ended June 30, 2010

  Funds from operations ("FFO") for the three and six months ended June 30, 2010, continues to hold steady at approximately $3.4 million and $6.8 million, respectively.
  Received a full early repayment of our $10.0 million mortgage loan, with additional interest and prepayment fees of $3.3 million, for total proceeds of $13.3 million.

MCLEAN, Va., Aug. 3, 2010 (GLOBE NEWSWIRE) -- Gladstone Commercial Corporation (Nasdaq:GOOD) (the "Company") today reported financial results for its second quarter ended June 30, 2010. A description of FFO, a relative non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release. All per share references herein are to fully-diluted weighted average shares of common stock, unless otherwise noted.

FFO for the three months ended June 30, 2010 was approximately $3.4 million, or $0.39 per share, which remained constant as compared to the same period one year ago. FFO for the six months ended June 30, 2010 was approximately $6.8 million, or $0.79 per share, which also remained constant as compared to the same period one year ago. The Company's results reflect an increase in our professional fees, offset by a decrease in our stockholder related expenses, interest expense, administrative and base management fees. Professional fees increased because of higher legal fees incurred during the three and six months ended June 30, 2010 related to legal matters at certain of our properties. Stockholder related expenses decreased significantly during the periods due to a reduction in costs incurred for the printing and filing of our 2010 proxy statement and annual report. Interest expense also decreased due to the decrease in the London Interbank Offered Rate ("LIBOR") from 2009, which reduced our interest expense under our line of credit, coupled with reduced interest expense on our long-term financings from amortizing principal payments made during 2009 and 2010. Administrative fees also decreased because of a decrease in the amount of the total expenses allocated by the Company's Administrator during the periods, and the base management fee decreased because of a decrease in total common stockholders' equity, the main component of the calculation.

Commenting on the results of operations, Chip Stelljes, President and Chief Investment Officer, said: "Our results reflect continuing positive performance, and we are beginning to see signs of economic improvement and stabilization in both the equity and debt capital markets. We are pleased with the performance of our portfolio, as all of our existing tenants continue to pay on time, and we were very pleased to have received full repayment on our only mortgage loan after the quarter ended, resulting in significant additional proceeds, which we used to pay down our outstanding debt. We are currently reviewing several potential acquisitions and are actively seeking additional equity and mortgage debt in order to grow our portfolio."

Net loss to common stockholders for the three months ended June 30, 2010 was approximately $17,000, or $0.00 per share, as compared to net income to common stockholders of approximately $93,000, or $0.01 per share, for the same period one year ago. Net income available to common stockholders for the six months ended June 30, 2010 was approximately $45,000, or $0.01 per share, as compared to net income to common stockholders of approximately $160,000, or $0.02 per share, for the same period one year ago. A reconciliation of FFO to net income, the metric which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009

Net income	$ 1,006,451	$ 1,116,936	$ 2,092,784	$ 2,206,505
Less: Distributions attributable to preferred and senior common stock	(1,023,812)	(1,023,437)	(2,047,251)	(2,046,875)
Net (loss) income available to common stockholders	(17,361)	93,499	45,533	159,630

Add: Real estate depreciation and amortization, including discontinued operations	3,390,492	3,286,743	6,712,362	6,600,853
FFO available to common stockholders	$ 3,373,131	$ 3,380,242	$ 6,757,895	$ 6,760,483

Weighted average shares outstanding - basic	8,545,264	8,563,264	8,551,927	8,563,264
Weighted average shares outstanding - diluted	8,546,529	8,563,264	8,552,563	8,563,264

Basic net income per weighted average share of common stock	$ 0.00	$ 0.01	$ 0.01	$ 0.02
Diluted net income per weighted average share of common stock	$ 0.00	$ 0.01	$ 0.01	$ 0.02

Basic FFO per weighted average share of common stock	$ 0.39	$ 0.39	$ 0.79	$ 0.79
Diluted FFO per weighted average share of common stock	$ 0.39	$ 0.39	$ 0.79	$ 0.79

Distributions declared per share of common stock	$ 0.375	$ 0.375	$ 0.750	$ 0.750

Percentage of FFO paid per share of common stock	95%	95%	95%	95%

At June 30, 2010, the Company owned 64 properties totaling approximately 6.3 million square feet and had one mortgage loan outstanding for a total net investment of approximately $388.7 million. Currently, 62 of the Company's properties are fully leased, or 97.4% of the portfolio, and each of these tenants are current and paying in accordance with their leases.

Two of the Company's leases have expired, which totaled approximately 2.6% of its total annualized rental income. The Company is seeking new tenants for these two properties while concurrently researching alternative uses for these two properties and expects that it will re-lease these properties in the near future. One additional lease expires in December 2010 (less than 1% of the portfolio), but the Company is currently in negotiations with the existing tenant to renew this lease and anticipates that it will be renewed prior to expiration.

The Company has $48.0 million of balloon principal payments due under one of its long-term mortgages in 2010; however, the mortgage has three annual extension options through 2013, which the Company currently intends to exercise. The Company has no other balloon principal payments due under any of its mortgages until 2013.

The Company's line of credit matures in December 2010, and it is currently in discussions with lenders to renew the existing facility or find replacement financing for the line of credit this year. Although the ability to renew or find other replacement financing is not guaranteed, the Company believes that it will be able to procure such financing prior to December 2010.

Second quarter highlights, the Company:

  Extended the lease on one of its properties for an additional period of 15 years;
  Issued 2,060 shares of senior common stock; and
  Paid monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock and $0.0849 per share on the senior common stock for each of the months of April, May and June 2010.

Subsequent to June 30, 2010, the Company:

  Received full early repayment on its $10.0 million mortgage loan and additional interest and prepayment penalties of $3.3 million, for total proceeds of $13.3 million;
  Issued 8,227 shares of senior common stock at a gross price per share of $15.00 in its previously announced continuous private offering of up to 3,333,333 shares of senior common stock; and
  Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock, and $0.0875 per share on the Senior Common Stock for each of the months of July, August and September 2010.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

The Company will hold a conference call on Wednesday, August 4, 2010 at 8:30 a.m. EDT to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for questions.

The conference call replay will be available two hours after the call and will be available through September 4, 2010. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 350973.

The live audio broadcast of the Company's quarterly conference call will be available online at www.GladstoneCommercial.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through October 3, 2010.

Gladstone Commercial Corporation is a publicly-traded real estate investment trust ("REIT") that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com or by contacting Investor Relations at (703) 287-5893.

NON-GAAP FINANCIAL MEASURE - FFO

The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC today.

All statements contained in this press release, other than historical facts, may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Readers should not rely upon forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company's business, financial condition, liquidity, results of operations, funds from operations or prospects to differ materially from business, financial condition, liquidity, results of operations, funds from operations or prospects expressed or implied by such statements. Such risks and uncertainties are disclosed under the caption "Risk factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 24, 2010, and our Quarterly Report on Form 10-Q, as filed with the SEC on May 3, 2010. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation
Consolidated Balance Sheets
(unaudited)

	June 30, 2010	December 31, 2009

ASSETS
Real estate, at cost	$ 391,329,596	$ 390,753,892
Less: accumulated depreciation	38,886,713	34,111,952
Total real estate, net	352,442,883	356,641,940

Lease intangibles, net	26,246,904	28,177,461
Mortgage note receivable	10,000,000	10,000,000
Cash and cash equivalents	3,312,409	3,096,598
Restricted cash	2,295,525	2,633,538
Funds held in escrow	2,344,342	2,487,680
Deferred rent receivable	9,697,709	8,975,196
Deferred financing costs, net	2,653,246	3,136,055
Prepaid expenses and other assets	2,186,373	1,716,905

TOTAL ASSETS	$ 411,179,391	$ 416,865,373

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable	$ 251,453,252	$ 252,761,651
Borrowings under line of credit	36,300,000	33,200,000
Deferred rent liability	2,738,784	3,213,195
Asset retirement obligation liability	2,380,748	2,305,644
Accounts payable and accrued expenses	1,530,275	2,086,741
Due to Adviser	1,292,211	1,213,640
Obligation under capital lease	253,841	247,686
Rent received in advance, security deposits and funds held in escrow	3,321,442	3,386,274

Total Liabilities	299,270,553	298,414,831

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	2,150	2,150
Senior common stock, $0.001 par value; 4,000,0000 shares authorized and 2,073 and 0 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	2	--
Common stock, $0.001 par value, 43,700,000 shares authorized and 8,545,264 and 8,563,264 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	8,545	8,563
Additional paid in capital	170,404,393	170,622,581
Notes receivable - employees	(2,260,586)	(2,304,999)
Distributions in excess of accumulated earnings	(56,245,666)	(49,877,753)

Total Stockholders' Equity	111,908,838	118,450,542

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 411,179,391	$ 416,865,373

Gladstone Commercial Corporation
Consolidated Statements of Operations
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Operating revenues
Rental income	$ 10,409,519	$ 10,379,172	$ 20,824,586	$ 20,767,420
Interest income from mortgage note receivable	189,583	189,583	377,083	377,083
Tenant recovery revenue	82,285	82,734	164,695	165,167
Total operating revenues	10,681,387	10,651,489	21,366,364	21,309,670

Operating expenses
Depreciation and amortization	3,390,492	3,282,629	6,712,362	6,590,438
Property operating expenses	229,733	230,785	474,088	467,595
Due diligence expense	--	6,886	21,876	16,433
Base management fee	296,141	357,650	608,705	730,298
Incentive fee	829,264	812,653	1,675,456	1,598,942
Administration fee	219,119	257,207	451,003	481,561
Professional fees	201,801	125,965	377,411	361,161
Insurance expense	56,513	48,125	112,838	96,804
Directors' fees	49,025	50,386	98,443	100,088
Stockholder-related expenses	78,596	88,245	123,812	171,892
Asset retirement obligation expense	37,857	35,476	75,104	70,384
General and administrative	17,733	15,453	35,563	26,005
Total operating expenses before credit from Adviser	5,406,274	5,311,460	10,766,661	10,711,601

Credit to incentive fee	(56,073)	(129,623)	(56,073)	(364,704)
Total operating expenses	5,350,201	5,181,837	10,710,588	10,346,897

Other income (expense)
Interest income from temporary investments	113	184	378	17,465
Interest income - employee loans	42,574	48,862	85,674	97,748
Other income	5,013	11,320	8,329	11,320
Interest expense	(4,372,435)	(4,433,998)	(8,657,373)	(8,921,555)
Total other expense	(4,324,735)	(4,373,632)	(8,562,992)	(8,795,022)

Income from continuing operations	1,006,451	1,096,020	2,092,784	2,167,751

Discontinued operations
Income from discontinued operations	--	20,916	--	38,754
Total discontinued operations	--	20,916	--	38,754

Net income	1,006,451	1,116,936	2,092,784	2,206,505

Distributions attributable to preferred stock	(1,023,437)	(1,023,437)	(2,046,876)	(2,046,875)
Distributions attributable to senior common stock	(375)	--	(375)	--

Net (loss) income available to common stockholders	$ (17,361)	$ 93,499	$ 45,533	$ 159,630

Earnings per weighted average share of common stock - basic
Income from continuing operations (net of distributions attributable to preferred stock)	$ 0.00	$ 0.01	$ 0.01	$ 0.02
Discontinued operations	0.00	0.00	0.00	0.00

Net income available to common stockholders	$ 0.00	$ 0.01	$ 0.01	$ 0.02

Earnings per weighted average share of common stock - diluted
Income from continuing operations (net of dividends attributable to preferred stock)	$ 0.00	$ 0.01	$ 0.01	$ 0.02
Discontinued operations	0.00	0.00	0.00	0.00

Net income available to common stockholders	$ 0.00	$ 0.01	$ 0.01	$ 0.02

Weighted average shares of common stock outstanding - basic	8,545,264	8,563,264	8,551,927	8,563,264
Weighted average shares of common stock outstanding- diluted	8,546,529	8,563,264	8,552,563	8,563,264

Earnings per weighted average share of senior common stock	$ 0.26	$ 0.00	$ 0.52	$ 0.00
Weighted average shares of senior common stock outstanding - basic	1,435	0	722	0

Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
(unaudited)

	For the six months ended June 30,
	2010	2009

Cash flows from operating activities:
Net income	$ 2,092,784	$ 2,206,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including discontinued operations	6,712,362	6,600,853
Amortization of deferred financing costs	544,080	723,828
Amortization of deferred rent asset and liability, net	(347,663)	(266,035)
Accretion of obligation under capital lease	6,155	6,154
Asset retirement obligation expense, including discontinued operations	75,104	70,845
Increase in prepaid expenses and other assets	(963,368)	(137,854)
Increase in deferred rent receivable	(849,261)	(1,082,278)
(Decrease) increase in accounts payable, accrued expenses, and amount due Adviser	(478,074)	230,245
Increase (decrease) in rent received in advance	273,181	(210,575)
Net cash provided by operating activities	7,065,300	8,141,688

Cash flows from investing activities:
Real estate investments	(575,704)	(54,319)
Leasing commissions paid	(7,044)	(298,270)
Receipts from lenders for reserves held in escrow	1,016,102	773,187
Payments to lenders for reserves held in escrow	(872,764)	(919,041)
Decrease (increase) in restricted cash	338,013	(668,151)
Deposits refunded	250,000	200,000
Net cash provided by (used in) investing activities	148,603	(966,594)

Cash flows from financing activities:
Proceeds from issuance of senior common stock	30,000	--
Offering costs	(4,500)	--
Principal repayments on mortgage notes payable	(1,308,399)	(1,160,248)
Principal repayments on employee notes receivable	44,413	6,921
Borrowings from line of credit	13,400,000	39,300,000
Repayments on line of credit	(10,300,000)	(19,000,000)
Repayment of short-term loan	--	(20,000,000)
Receipts from tenants for reserves	1,036,621	1,996,723
Payments to tenants from reserves	(947,606)	(1,339,968)
(Decrease) increase in security deposits	(427,028)	11,396
Payments for deferred financing costs	(61,271)	(103,563)
Distributions paid for common and preferred	(8,460,322)	(8,469,322)
Net cash used in financing activities	(6,998,092)	(8,758,061)

Net increase (decrease) in cash and cash equivalents	215,811	(1,582,967)

Cash and cash equivalents, beginning of period	3,096,598	4,503,578

Cash and cash equivalents, end of period	$ 3,312,409	$ 2,920,611

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Forfeiture of common stock in satisfaction of employee note receivable	$ 243,900	$ --

Senior common dividend issued in the dividend reinvestment program	$ 375	$ --

CONTACT:  Gladstone Commercial Corporation
          Investor Relations
          (703) 287-5893
          www.GladstoneCommercial.com